SCHEDULE 14A INFORMATION

              Proxy Statement Pursuant to Section 14(a) of the
                       Securities Exchange Act of 1934
                           (Amendment No.       )

Filed by the Registrant                       [ X ]

Filed by a Party other than the Registrant    [   ]

Check the appropriate box:
[   ]  Preliminary Proxy Statement
[   ]  Confidential, For Use of the Commission Only (as permitted by
       Rule 14a-6(e)(2))
[ X ]  Definitive Proxy Statement
[   ]  Definitive Additional Materials
[   ]  Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                                  PRAB, INC.
-----------------------------------------------------------------------------
              (Name of Registrant as Specified in its Charter)

-----------------------------------------------------------------------------
  (Name of Persons(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (check the appropriate box)

[ X ] No Fee Required

[   ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1. Title of each class of securities to which transaction applies:
         ____________________________________________________________________
      2. Aggregate number of securities to which transaction applies:
         ____________________________________________________________________
      3. Per Unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         ____________________________________________________________________
      4. Proposed maximum aggregate value of transaction:
         ____________________________________________________________________
      5. Total fee paid:
         ____________________________________________________________________

[   ] Fee paid previously with preliminary materials.

[   ] Check box if any part of the fee is offset as provided by Exchange Act
      Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1.    Amount Previously Paid:
      _____________________________________________

2.    Form, Schedule or Registration Statement No.:
      _____________________________________________

3.    Filing Party:
      _____________________________________________

4.    Date Filed:
      _____________________________________________

                                 PRAB, INC.
                            5944 E. Kilgore Road
                                P.O. Box 2121
                          Kalamazoo, Michigan 49003
                               (616) 382-8200

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                March 25, 1999

TO:      The Shareholders
         Prab, Inc.

         The Annual Meeting of Shareholders of Prab, Inc., a Michigan corporation, of Kalamazoo, Michigan, will be held at Holiday Inn-East, 3522 Sprinkle Road, Kalamazoo, Michigan, on Thursday, March 25, 1999, at 10:00 a.m. (EST). A form of Proxy and Proxy Statement for the meeting are furnished herewith. The purpose of the meeting is to consider and vote on the following matters.

         1. To elect a Board of six (6) directors for terms of one year each.

         2. To consider and act upon a proposal to adopt the Prab, Inc. 1999 Stock Option Plan.

         3. To ratify the appointment of Plante & Moran, LLP, Certified Public Accountants as independent public accountants for the Company.

         4. To transact such other business as may properly come before the meeting or any adjournments thereof.

         The Board of Directors has fixed the close of business on January 28, 1999, as the record date for determination of shareholders entitled to notice of and to vote at the meeting.

         IT IS IMPORTANT THAT YOUR STOCK BE REPRESENTED AT THE MEETING REGARDLESS OF THE NUMBER OF SHARES YOU MAY HOLD. YOU ARE INVITED TO ATTEND THE MEETING IN PERSON, BUT WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE COMPLETE, DATE, SIGN, AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED SELF-ADDRESSED ENVELOPE. IF YOU DO ATTEND THE MEETING, YOU MAY, IF YOU WISH, REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON.

                                   By order of the Board of Directors


                                   Eric V. Brown, Jr.
                                   Secretary

Date:  February 18, 1999
Kalamazoo, Michigan

                                 PRAB, INC.
                             5944 E. Kilgore Road
                                P.O. Box 2121
                          Kalamazoo, Michigan 49003


                              February 18, 1999

                               PROXY STATEMENT


                             GENERAL INFORMATION

         This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of PRAB, INC., a Michigan corporation (the "Company"), from the holders of the common stock, $0.10 par value, of the Company (the "Common Stock") for use at the Annual Meeting of Shareholders to be held on Thursday, March 25, 1999, at 10:00 a.m.
(EST), at Holiday Inn-East, 3522 Sprinkle Road, Kalamazoo, Michigan. This Proxy Statement is being mailed to shareholders beginning on or about February 18, 1999, accompanied by the Company's annual report for the fiscal year ending October 31, 1998.

         The cost of solicitation will be borne by the Company. In addition to the use of the mails, these proxies may be solicited by persons regularly employed by the Company, by personal interview, and by telephone. Arrangements have been made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock.

         The Board of Directors knows of no business which will be presented at the meeting other than the matters referred to in the accompanying Notice of Annual Meeting of Shareholders. However, if any other matters are properly presented at the meeting, it is intended that the persons named in the proxy will vote upon the same and act in accordance with their judgment. Shares represented by properly executed proxies will be voted at the meeting in the manner specified therein. If no instructions are specified in the proxy, the shares represented thereby will be voted for the proposals referred to therein and the election as directors of the nominees referred to below. Any proxy may be revoked by the person giving it any time prior to being voted by giving a later dated proxy or by attending the meeting, revoking the proxy and voting in person.

         Only shareholders of record at the close of business on January 28, 1999, are entitled to notice of and to vote at the meeting. On such date: (i) 1,757,339 shares of Common Stock having one vote each were outstanding; and
(ii) 366,667 shares of Convertible Preferred Stock, $0.75 par value, having one vote each for the election of one director (as described below) were outstanding.


                           1. ELECTION OF DIRECTORS

         Six directors are to be elected by the holders of Common Stock to hold office until the next Annual Meeting of Shareholders and until their successors are elected and qualified. Except as otherwise specified in the proxy, proxies will be voted for a Board of six directors and will be voted for the election of the nominees named below, all of whom are now members of the Board. If a nominee becomes unable or unwilling to serve, proxies will be voted for such other person, if any, as shall be designated by the Board. However, management now knows of no reason to anticipate that this will occur.

         Directors are elected by a plurality of votes cast at the meeting meaning that the six nominees receiving the highest number of votes will be elected as directors. Abstentions and broker non-votes will have no effect on the election of directors.

         The holders of the Company's Convertible Preferred Stock have the right to vote as a class to nominate and elect one member of the Board. The holders of Convertible Preferred Stock have no other voting rights, except as required by law. The Company has been advised that the State of Michigan Retirement Systems ("SMRS"), the sole holder of the Company's Convertible Preferred Stock, intends to waive its right to nominate and elect a director at the 1999 Annual Meeting of Shareholders.

         Nominees for election by the holders of Common Stock are as follows:

                                        Present Principal Occupation,
      Director                          Business Experience, and
        Name           Age    Since     Certain Other Information
      --------         ---    -----     -----------------------------

John J. Wallace (1)     83     1961     Chairman of the Board of the Company
                                        since 1974; Chief Executive Officer
                                        from 1974 to December, 1988;
                                        President from 1961 to 1982, and from
                                        July, 1990 to June, 1991.

Gary A. Herder (1)      51     1991     President and Chief Executive Officer
                                        since 1991; joined the Company in
                                        1965, previously served as Executive
                                        Vice President, General Manager of
                                        Conveyors, and Chief Engineer.

James H. Haas           52     1993     President and Founder of Summit
                                        Polymers, Inc., a plastic injection
                                        molding company, since 1972.

Eric V. Brown, Jr.      58     1996     Attorney in private practice of law
                                        since 1965 and currently a senior
                                        principal in the law firm of Miller,
                                        Canfield, Paddock and Stone, P.L.C.;
                                        Secretary of the Company since 1996.

John W. Garside         59     1996     President of Woodruff Coal Company, a
                                        diversified energy company, since
                                        1980. Director of Universal Forest
                                        Products, Inc., a lumber products
                                        company.

William G. Blunt        58     1996     Retired-President of Harborlite
                                        Corporation, a manufacturer of
                                        industrial minerals, from 1969 to
                                        1996.
--------
(1) Messrs. Wallace and Herder are the only executive officers of the Company.

         Meetings and Committees of the Board of Directors. The Board of Directors has a standing Audit Committee, which during fiscal year 1998, consisted of Eric V. Brown, Jr., John W. Garside, James H. Haas, and William
G. Blunt. The Audit Committee met once during the last fiscal year. Its principal functions are to recommend to the full Board of Directors the engagement or discharge of independent auditors; to direct and supervise investigations into matters relating to audit functions; to review with independent auditors the plan and results of the audit engagement; to review the scope and results of internal auditing procedures; to approve services performed by independent auditors before such services are performed; to review the degree of independence of the auditors; to consider the range of audit and non-audit fees; and to review the adequacy of the Company's system of internal accounting controls. The Board of Directors has a standing Compensation

Committee, which during fiscal year 1998 consisted of Eric V.
Brown, Jr., John W. Garside, James H. Haas, and William G. Blunt. The Compensation Committee did not meet during the last fiscal year. Its principal functions are to review the performance of Mr. Herder and certain other management personnel and to make recommendations to the Board of Directors regarding the salary, bonuses and other compensation to be paid to such individuals. The Board of Directors does not have a standing nominating committee.

         During the last fiscal year, the Board of Directors met six times. For the fiscal year, no incumbent director attended fewer than 75% of the aggregate total number of meetings of the Board (held during the period for which he was director) and the Committees on which he served (during the period that he served), except John J. Wallace.

         Section 16(a) Beneficial Ownership Reporting Compliance. Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to the Company during the last fiscal year and Form 5 and amendments thereto (together with written representations from reporting persons that no Form 5 was required) furnished to the Company with respect to the last fiscal year, the Company is not aware of any person who, at any time during the last fiscal year, was a director, officer, or beneficial owner of more than 10% of the Company's Common Stock, that failed to file on a timely basis reports required by Section 16(a) of the Securities Exchange Act of 1934 during the most recent fiscal year or prior years, except Eric V. Brown, Jr. failed to timely file, on Form 4, a statement of change in beneficial ownership regarding the transfer of shares of the Company's Common Stock into a trust of which Mr. Brown is co-trustee and one of several beneficiaries.

         Executive Compensation. The following table shows the total compensation received by the Company's Chief Executive Officer for the last three fiscal years. No executive officer of the Company, other than the Chief Executive Officer, received total annual salary and bonus in excess of $100,000 during the last fiscal year.

                          Summary Compensation Table

                                                               Long-Term
                                                             Compensation
                       Annual Compensation                   ------------
                       -------------------    Other Annual    Securities
Name and                                      Compensation    Underlying     All Other
Principal Position    Year    Salary   Bonus      (1)           Options     Compensation
------------------    ----    ------   ------ ------------   ------------   ------------
Gary A. Herder,       1998   $150,010  $49,254   $6,000          4,000         $11,115(2)
President and Chief   1997   $145,353  $48,903   $6,000             0          $10,799
Executive Officer     1996   $137,976  $33,170   $6,000             0          $ 9,773

---------
(1) Represents annual car allowance paid to Mr. Herder

(2) Represents: $2,104 Company match under the Company's 401(k) Plan; $2,000 Company contribution under the Company's 401(k) Plan; $6,657 Company contribution under the Company's Profit Sharing Plan; and $354 Company payment for life insurance to fund the Company's obligations under its deferred compensation agreement with Mr. Herder.


         Option Grant Table. The following table provides information regarding stock options granted in fiscal year 1998 to the Chief Executive Officer of the Company. All option exercise prices are based on the average of the bid and ask prices of the Company's Common Stock on the grant date.

                      Option Grants in Last Fiscal Year

                                     % of Total Options
                  No. of Shares           Granted to
               Underlying Options       Employees in        Exercise Price
    Name           Granted (#)            Fiscal Year           ($/Sh)         Expiration Date (1)
    ----       ------------------    ------------------     --------------     -------------------
Gary A. Herder      4,000                    20.0%              $2.125          November 19, 2007

----------
(1) The options granted to Mr. Herder become exercisable on November 1, 1999.

         Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values. The following table provides information on the value of options held by the Chief Executive Officer of the Company at October 31, 1998 measured in terms of the average of the bid and ask prices of the Company's common stock on that day. There were no options exercised by an officer during the fiscal year ended October 31, 1998.

                       Number of Unexercised             Value of Unexercised
                            Options at                 In-the-Money Options at
                        October 31, 1998 (#)             October 31, 1998 ($)
                    -----------------------------    ---------------------------
Name                Exercisable     Unexercisable    Exercisable   Unexercisable
----                -----------     -------------    -----------   -------------
Gary A. Herder        78,500           4,000          $115,406        $3,250

         Compensation of Directors. The Company pays each of the outside directors $500 plus traveling expenses in excess of $100 for each Board meeting attended by them and $250 for each committee meeting attended by them, plus an additional $250 for each such meeting not held in conjunction with a regularly scheduled Board meeting. Subject to approval by the shareholders of the proposal to adopt the Prab, Inc. 1999 Stock Option Plan described below, the directors will be eligible to receive stock options.

         Certain Relationships and Related Transactions. Eric V. Brown, Jr., Secretary and director of the Company is a senior principal in the law firm of Miller, Canfield, Paddock and Stone, P.L.C. which firm is general legal counsel to the Company.

         On October 31, 1996, the Company purchased from the State of Michigan Retirement Systems (the "SMRS") substantially all of the Company's common and preferred stock owned by the SMRS. In connection with the purchase, the Company borrowed $680,000 from certain individuals including members of management of the Company and the Board pursuant to Subordinated Capital Notes (the "Subordinated Capital Notes"). The Subordinated Capital Notes in the aggregate principal amount of $680,000 provided for interest at the rate of 12% per annum payable in quarter annual installments commencing January 31, 1997 and for payment of all principal on October 31, 2001. Payment of the Subordinated Capital Notes was subordinated to payment of: (i) the Company's debt to Arcadia Bank (now known as The Huntington National
Bank) pursuant to certain Subordination Agreements executed by the payees of the Subordinated Capital Notes in favor of such bank; and (ii) other indebtedness and obligations of the Company. In consideration of the loans evidenced by the Subordinated Capital Notes, the payees of such Notes were issued warrants by the Company to purchase shares of the Company's Common Stock for nominal value. All of such warrants were exercised on October 31, 1996. The following chart sets forth the names of the executive officers and directors of the Company that held

Subordinated Capital Notes, the principal amount borrowed by the Company from each such individual, and the number of shares of Common Stock issued to each such individual pursuant to his exercise of the warrants issued in connection with the Subordinated Capital Notes:

      Name                    Amount Loaned          Number of Shares
      ----                    -------------          ----------------
Gary A.  Herder                 $ 77,500                  14,047
Eric V. Brown, Jr.                53,250                   9,651
William G. Blunt                 117,000                  21,206
John W. Garside                  118,250                  21,433

         Messrs. Brown, Jr., Blunt and Garside were appointed directors of the Company effective November 26, 1996. In November 1997, the Company paid all Subordinated Capital Notes in full using a combination of cash on hand and drawing on its bank line of credit.

         Security Ownership of Certain Beneficial Owners and Management. The following table sets forth certain information as of December 31, 1998, regarding each person known by the Company to own beneficially more than 5% of the Company's Common Stock, each director and nominee of the Company, each executive officer named in the Summary Compensation Table above, and all directors and executive officers of the Company as a group. Except as noted, each person named below is the record owner of the shares indicated and possesses sole voting and investment power with respect to such shares.

Name and Address of
Beneficial Owner or                   Amount of                Percentage
 Identity of Group              Beneficial Ownership            Ownership
--------------------            --------------------           ----------

John J. Wallace                     314,424(1)(2)                17.9%
  3003 W. Gull Lake Drive
  Richland, Michigan

Gary A. Herder                      305,901(2)(3)                16.6%
  89885 Shorelane Dr.
  Lawton, Michigan

William G. Blunt                     21,206                       1.2%
  963 Reed Lane
  Vicksburg, Michigan

Eric V. Brown, Jr.                   20,631(2)(4)                 1.2%
  444 W. Michigan Avenue
  Kalamazoo, Michigan

John W. Garside                      22,183                       1.3%
  309 E. Michigan
  Kalamazoo, Michigan

James H. Haas                          --                          --
  7177 E. U.V. Avenue
  Vicksburg, Michigan

Gary A. Herder and                  189,354(2)                   10.8%
  Robert W. Klinge,
  Co-Trustees
  5944 E. Kilgore Road
  Kalamazoo, Michigan

Robert W. Klinge                    224,635(2)(5)                12.6%
  120 S. Patterson
  Wayland, Michigan

Estate of Henry Penn                129,100                       7.3%
  Wenger,  Deceased
  Tammy Williams, Personal Rep.
  C/O Register & Company P.A.

  255 Alhombra Circle, Suite 550
  Coral Gables, Florida 33134

State of Michigan
  Retirement Systems                366,667(5)                   17.3%

All executive officers and
directors as a
group (6 persons)                   684,345(2)                   37.2%


(1) Includes 303,230 shares held by Mr. Wallace as trustee of a trust of which he is the grantor and beneficiary.

(2) Gary A. Herder and Robert W. Klinge are the Co-Trustees of the Company's profit sharing plan. This plan holds 189,354 shares of the Company's Common Stock (the "Plan Stock"). Messrs. Herder and Klinge have the sole power to vote the Plan Stock. The Administrative Committee appointed by the Board of Directors to administer this Plan has the sole power to direct the disposition of the Plan Stock. During the last fiscal year, the members of the Administrative Committee were John J. Wallace, and Eric V. Brown, Jr. The Plan Stock is not included in any of the amounts or percentages set forth in the table regarding Messrs. Wallace and Brown. The Plan Stock is included in the amounts and percentages set forth in the table regarding Messrs. Herder and Klinge and all executive officers and directors as a group.

(3) Includes 82,500 shares with respect to which Mr. Herder has the right to acquire beneficial ownership pursuant to the Company's Stock Option Plans and 189,354 shares as to which Mr. Herder shares voting power.

(4) Includes 10,980 shares as to which Mr. Brown shares voting and investment power as co-trustee of a trust.

(5) Includes 24,750 shares with respect to which Mr. Klinge has the right to acquire beneficial ownership pursuant to the Company's Stock Option Plans and 189,354 shares as to which Mr. Klinge shares voting power. Mr. Klinge is the Controller of the Company. Mr. Klinge's shares are not included in the amount and percentage set forth in the table regarding all executive officers and directors as a group.

(6) The State of Michigan Retirement Systems has the right to acquire the shares indicated pursuant to its rights as a holder of the Company's Convertible Preferred Stock, (366,667 shares). The Convertible Preferred Stock may be converted to Common Stock at a ratio of one share of Common Stock for each share of Convertible Preferred Stock.

         Changes in Control of Registrant. The Company is not aware of any arrangements which may result in a change in control of the Company.

          2. PROPOSAL TO ADOPT THE PRAB, INC. 1999 STOCK OPTION PLAN

         On February 1,1999, the Board of Directors adopted, subject to shareholder approval, the Prab, Inc. 1999 Stock Option Plan (the "1999 Plan"). The text of the 1999 Plan is set forth in the Appendix to this Proxy Statement. The following summary is subject to, and qualified in its entirety by reference to the Appendix.

         The Company has had stock option plans in effect since 1982 in order to provide key employees with a personal and financial interest in the success of the Company and to enable the Company to compete with others for the services of new employees. Stock option plans have been adopted by the Board of Directors and shareholders in 1982, 1985 and 1988. Pursuant to the terms of these stock option plans, no additional options may be granted as the plans have expired. Management believes that these plans have been helpful in attracting and retaining skilled personnel.

         The Board of Directors has recommended that the shareholders authorize the continuance of the stock option program and increase its scope to include all employees and directors, by adopting the 1999 Plan.

         The 1999 Plan provides for the grant of options covering up to 50,000 shares of Common Stock, which may be authorized but unissued shares or shares acquired by the Company. If any option granted under the 1999 Plan is canceled or expires for any reason prior to being exercised in full, the unpurchased shares may again be subjected to an option under the 1999 Plan. The 1999 Plan contains an anti-dilution provision, which provides for adjustment in the number of shares in the event of stock splits, stock dividends and the like.

         Options may be granted under the 1999 Plan to any employee or director of the Company and its subsidiaries. As of December 31, 1998, there were approximately 98 employees and 6 directors who would be eligible to receive options under the 1999 Plan if approved by the shareholders of the Company. The persons to whom options will be granted and the terms thereof will be determined by the Stock Option Committee which consists of all directors of the Company who are not eligible and have not, within one year prior, been eligible for selection as a person to whom incentive stock options (under Section 422 of the Internal Revenue Code of 1986, as amended) may be granted pursuant to any plan of the Company or its subsidiaries, except that the full Board of Directors shall make such determination in the case of options granted to non-employee directors.

         The Stock Option Committee (or the Board of Directors, in the case of options granted to non-employee directors) is authorized to prescribe the times at which an option may be exercised and the number of shares as to which an option may be exercised at such times. However, no option may be exercised before the expiration of one year from the date of grant, except in the case of the merger, consolidation, sale of assets or dissolution of the Company, or more than ten years after the date of grant, and no option may be granted after January 31, 2009. Under the 1999 Plan, the option price cannot be less than 100% of the fair market value of the Common Stock on the date the option is granted. The option price may be paid in cash, shares of Common Stock of the Company valued at the fair market value thereof on the date of exercise or any combination of cash and Common Stock. The average of the bid and ask prices of the Company's Common Stock on February 4, 1999 was $2.53 per share.

         Options under the 1999 Plan are exercisable during the optionee's lifetime only by the optionee and may not be transferred except by will or the laws of descent and distribution. The options terminate one month after the optionee ceases to be an employee or director, except that in the case of termination of employment or service as a director because of death or disability, the options terminate one year thereafter and in the case of termination of employment or service as a director because of retirement, the option terminates three months thereafter. In the case of termination of employment because of death, disability, retirement or otherwise, an option may be exercised during the applicable period following termination with respect to only such number of shares of Common Stock as to which the right of exercise had accrued on or before the last day on which the grantee was either an employee or director of the Company or any subsidiary.

         The Board of Directors may terminate or amend the 1999 Plan, but the Board may not, without shareholder approval, increase the number of shares covered by the 1999 Plan, reduce the minimum purchase price or extend the term of the 1999 Plan or the maximum term of any option granted thereunder.

         Options granted under the 1999 Plan will be designated to be "nonstatutory stock options" or "incentive stock options" under Section 422 of the Internal Revenue Code of 1986, as amended. The grant of an option will have no immediate tax consequences to the optionee or the Company.

         The exercise of a nonstatutory stock option will require an optionee to include in income, as compensation, the amount by which the fair market value of the acquired shares on the exercise date exceeds the option price. The Company will be entitled to a deduction at the same time and in the same amount as the optionee is in receipt of income in connection with the exercise of a nonstatutory stock option. Upon a subsequent sale or taxable exchange of shares acquired upon exercise of a nonstatutory stock option, an optionee will recognize long or short-term capital gain or loss equal to the difference between the amount realized on the sale and the tax basis of such shares.

         If the optionee exercises an incentive stock option and does not dispose of the acquired shares within two years after the date of grant of the option nor within one year after the date of the transfer of such shares to him (a "disqualifying disposition"), the optionee will realize no compensation income and any gain or loss that the optionee realizes on a subsequent disposition of such shares will be treated as long-term capital gain or loss. For purposes of computing the alternative minimum tax, however, the option generally will be treated as if it were a nonstatutory stock option. If an optionee makes a disqualifying disposition, the optionee will be required to include in income, as compensation, the lesser of (i) the difference between the option price and the fair market value of the acquired shares on the exercise date or (ii) the amount of gain realized on such disposition. In addition, depending on the amount received as a result of such disposition, the optionee may realize long or short-term capital gain or loss. The Company will be entitled to a deduction at the same time and in the same amount as the optionee is in receipt of compensation income as a result of a disqualifying disposition. If there is no disqualifying disposition, no deduction will be available to the Company.

         Approval of the proposed adoption of the 1999 Plan requires the affirmative vote of a majority of the votes cast by the holders of shares at the Annual Meeting. The Board of Directors recommends that shareholders vote FOR the adoption of the 1999 Plan.

                           3. SELECTION OF AUDITORS

         The Board of Directors has, subject to ratification by the affirmative vote of a majority of the votes cast by the holders of shares at the Annual Meeting, appointed the accounting firm of Plante & Moran, LLP (the "Auditing Firm"), as the principal independent accountants for the Company for the current fiscal year. Ratification of the appointment of auditors is being submitted to the shareholders of the Company because management believes it is an important corporate decision in which shareholders should participate. The firm of independent accountants is located in Kalamazoo, Michigan. The Company has been informed that neither the Auditing Firm nor any of its partners has any financial interest, direct or indirect, in the Company or in the securities of the Company, and that no partner of the firm was connected with the Company as promotor, underwriter, voting trustee, director, officer or employee during the four years ended October 31, 1998. If the appointment is rejected, or if the Auditing Firm shall decline to act, resign or otherwise become incapable of acting, or if their employment is otherwise discontinued, the Board of Directors will appoint other auditors for the period remaining until the 2000 Annual Meeting of Shareholders when employment of auditors shall be subject to approval by the shareholders at the meeting.

         Representatives of the Auditing Firm are expected to be present at the Shareholders' Meeting and have the opportunity to make a statement and respond to appropriate questions.

                               4. OTHER MATTERS

         The Board of Directors had not received notice by January 4, 1999, and does not know, of any other matters which may come before the meeting. However, if any other matters are properly presented to the meeting, it is the intention of the holders of the proxies to vote, or otherwise to act, in accordance with their judgment on such matters.

                         2000 SHAREHOLDER PROPOSALS

         In order for shareholder proposals for the 2000 Annual Meeting of Shareholders to be eligible for inclusion in the Company's proxy statement, they must be received by the Company at its principal office, 5944 E. Kilgore Road, P.O. Box 2121, Kalamazoo, Michigan 49003, on or before October 19, 1999. The proxy for the 2000 Annual Meeting of Shareholders may confer discretionary authority to the proxy holders for that meeting with respect to voting on any shareholder proposal received by the Secretary of the Company after January 4, 2000, which is eligible for consideration at the meeting.


                                   By order of the Board of Directors,


                                   Eric V. Brown, Jr., Secretary

                                  APPENDIX

                                 PRAB, INC.
                           1999 STOCK OPTION PLAN

         1. Purpose. The purpose of the Prab, Inc. 1999 Stock Option Plan (this "Plan") is to advance the interests of Prab, Inc., a Michigan corporation (the "Corporation"), and its subsidiaries by providing a larger personal and financial interest in the success of the Corporation and its subsidiaries to employees and directors upon whose judgment, interest and special efforts the Corporation and its subsidiaries are dependent for the successful conduct of its and their operations and to enable the Corporation and its subsidiaries to attract and retain key employees and directors.

         2. Participants. Options may be granted under this Plan to any employee or director of the Corporation and its subsidiaries. The employees and directors of the Corporation and its subsidiaries to whom options are granted and the terms of such options shall be determined by the Stock Option Committee (as defined in Section 10 hereof), except that the full Board of Directors, acting by affirmative vote of a majority of the directors then in office, shall make such determinations in the case of directors who are not also employees of the Corporation or any subsidiary ("Non-Employee Directors"). A grantee may hold more than one option. Nothing contained in this Plan, nor in any option granted pursuant to this Plan, shall confer upon any employee or director any right to the continuation of his or her employment or directorship nor limit in any way the right of the Corporation or its subsidiaries to terminate such employment or directorship at any time. As used herein, the term "subsidiary" shall mean any present or future entity that is controlled by the Corporation, directly or through one or more intermediaries.

         3. Effectiveness and Termination of Plan. This Plan shall become effective upon approval thereof by the shareholders of the Corporation at a meeting held, among other things, for such purpose. The adoption date of this Plan shall be February 1, 1999, the date of its adoption by the Board of Directors of the Corporation. This Plan shall terminate on the earliest of:
(i) ten (10) years from its adoption date; (ii) when all shares of Common Stock (as defined in Section 4 hereof) that may be issued under this Plan shall have been issued through exercise of options granted under this Plan; or (iii) at any earlier time that the Board of Directors may determine. Any option outstanding under this Plan at the time of its termination shall remain in effect in accordance with its terms and conditions and those of this Plan.

         4. Common Stock. The aggregate number of shares of common stock, $.10 par value per share, of the Corporation (the "Common Stock") that may be issued under this Plan shall consist of 50,000 shares, subject to further adjustment as provided in Section 7 hereof. Such number of shares may be set aside out of the authorized but unissued shares of Common Stock of the Corporation not reserved for any other purpose or out of shares of Common Stock acquired by the Corporation. All or any shares of Common Stock subjected under this Plan to an option that, for any reason, is canceled, terminates, lapses or expires unexercised as to such shares may again be subjected to an option under this Plan.

         5. Types of Options and Terms and Conditions.

            (a) Options granted under this Plan shall be in the form of: (i) incentive stock options ("Incentive Stock Options") as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"); or (ii) options not qualifying under that Section ("Nonstatutory Stock Options").

            (b) Options may be granted at any time and from time to time prior to the termination of this Plan. Except as hereinafter provided, all options granted pursuant to this Plan shall be subject to the following terms and conditions:

            (i) Price. The purchase price of the shares of Common Stock issuable upon exercise of options granted under this Plan shall be not less than 100% of the fair market value of the Common Stock on the date of the grant of the option. For purposes of this Plan, "fair market value" of the Common Stock shall mean: (A) the mean between the closing high bid and low asked prices as reported by the National Association of Securities Dealers Automated Quotation System (or, if not so reported, by the system then regarded as the most reliable source of such quotation); or (B) if the Common Stock is quoted in the domestic over-the-counter market, but there are not reported quotations on the given date, the value determined pursuant to (A) above using the reported quotations on the last previous date on which so reported; or (C) if neither of the foregoing clauses apply, the price determined in good faith by the Stock Option Committee (or the Board of Directors in the case of options granted to Non-Employee Directors).

        The purchase price shall be paid in full at the time of such purchase, in: (A) cash; (B) shares of Common Stock of the Corporation valued at the fair market value of the Common Stock on the date of purchase; or (C) any combination of cash and Common Stock. Notwithstanding the foregoing, the Stock Option Committee (or the Board of Directors in the case of options granted to Non-Employee Directors) may, in order to prevent any possible violation of law, require the purchase price to be paid in cash and further provide that the right to deliver Common Stock in payment of the purchase price may be limited or denied in any Option Agreements (as defined in Section 11 hereof). The purchase price shall be subject to adjustment, but only as provided in Section 7 hereof.

            (ii) Duration and Exercise of Options. Options may be granted for terms of up to but not exceeding ten (10) years from the date the particular option is granted. Options shall be exercisable as provided by the Stock Option Committee (or the Board of Directors in the case of options granted to Non-Employee Directors) at the time of grant thereof.

            (iii) Termination of Employment or Service as a Director. Upon the termination of the grantee's employment or service as a director, his or her rights to exercise an option shall be only as follows:

                  (1) Death, Disability or Retirement. If the grantee's
            employment or service as a director is terminated by reason of death or disability (as described in Section 22(e)(3) of the Code), the grantee or the grantee's estate may, within one (1) year following such termination, exercise the option with respect to only such number of shares of Common Stock as to which the right of exercise had accrued on or before the last day on which the grantee was either an employee or director of the Corporation or any subsidiary. If the grantee's employment or service as a director is terminated by reason of retirement, the grantee or the grantee's estate (in the event of the grantee's death after such termination) may, within three (3) months following such termination, exercise the option with respect to only such number of shares of Common Stock as to which the right of exercise had accrued on or before the last day on which the grantee was either an employee or director of the Corporation or any subsidiary. For purposes of this Plan, "retirement" shall mean termination of employment or service as a director with the Corporation and/or its subsidiaries on or after the grantee's 65th birthday or the grantee's 60th birthday if the grantee has completed ten (10) years of service with the Corporation and/or its subsidiaries.

                  (2) Other Reasons. If the grantee ceases to be an employee or director for any reason other than those provided above under "Death, Disability or Retirement," the grantee or the grantee's estate (in the event of the grantee's death after such termination) may, within the one (1) month period following such termination, exercise the option with respect to only such number of shares of Common Stock as to which the right of exercise had accrued on or before the last day on which the grantee was either an employee or director of the Corporation or any subsidiary.

                  (3) General. Notwithstanding the foregoing, no option shall be exercisable in whole or in part: (A) after the termination date provided in the option; or (B) except as provided in the second paragraph of Section 10, for one (1) year following the date the option was granted. A grantee's "estate" shall mean the grantee's legal representatives upon the grantee's death or any person who acquires the right under the laws of descent and distribution to exercise an option by reason of the grantee's death.

            (iv) Transferability of Option. Except as otherwise provided herein, options shall be transferable only by will or the laws of descent and distribution and shall be exercisable during the grantee's lifetime only by him or her. An option and all rights thereunder shall terminate immediately if the holder attempts to or does sell, assign, transfer, pledge, hypothecate or otherwise dispose of the option or any rights thereunder to any person except as permitted herein.

            (v) Other Terms and Conditions. Options may also contain such other provisions, which shall not be inconsistent with any of the foregoing terms, as the Stock Option Committee (or the Board of Directors in the case of options granted to Non-Employee Directors) shall deem appropriate.

                  (c) Incentive Stock Options granted pursuant to this Plan shall be subject to all the terms and conditions included in subsection (b) and to the following terms and conditions:

            (i) No Incentive Stock Option shall be granted to an individual who is not an employee of the Corporation or a "subsidiary corporation" as defined in Section 424(f) of the Code;

            (ii) No Incentive Stock Option shall be granted to an employee who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation unless the grant complies with the requirements of Section 422(c)(5) of the Code;

            (iii) The aggregate fair market value (determined as of the date the option is granted) of the shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any grantee during any calendar year (under all plans of the Corporation) shall not exceed $100,000 or such other amount as may subsequently be specified by the Code; provided that, to the extent that such limitation is exceeded, any excess options (as determined by the Code) shall be deemed to be Nonstatutory Stock Options; and

            (iv) No Incentive Stock Option may be granted under this Plan if such grant, together with any applicable prior grants that are Incentive Stock Options within the meaning of Section 422(b) of the Code, would exceed any maximum established under the Code for incentive stock options that may be granted to an individual employee.

         6. Rights of a Shareholder. A recipient of an option shall have no rights as a shareholder with respect to any shares issuable or transferable upon exercise thereof until the date of issuance of a stock certificate for such shares. Except as otherwise provided pursuant to Section 7 hereof, no adjustment shall be made for dividends or other rights for which the record date is prior to the date of such stock certificate.

         7. Adjustment of and Changes in Common Stock. In the event that the shares of Common Stock of the Corporation, as presently constituted, shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Corporation or of another corporation (whether by reason of merger, consolidation, recapitalization, reclassification, split-up, combination of shares, or otherwise) or if the number of such shares of Common Stock shall be increased through the payment of a stock dividend or a dividend on the shares of Common Stock of rights or warrants to purchase securities of the Corporation shall be made, then there shall be substituted for or added to each share of Common Stock theretofore appropriated or thereafter subject or that may become subject to an option under this Plan, the number and kind of shares of stock or other securities into which each outstanding share of Common Stock of the Corporation shall be so changed, or for which each such share shall be exchanged, or to which each such share shall be entitled, as the case may be, and references herein to the Common Stock shall be deemed to be references to any such stock or other securities as appropriate. Outstanding options shall also be appropriately amended as to price and other terms as may be necessary to reflect the foregoing events. In the event there shall be any other change in the number or kind of the outstanding shares of the Common Stock of the Corporation, or of any stock or other securities into which such Common Stock shall have been changed or for which it shall have been exchanged, then if the Board of Directors shall, in its sole discretion, determine that such change equitably requires an adjustment in any option theretofore granted or that may be granted under this Plan, such adjustments shall be made in accordance with such determination. Fractional shares resulting from any adjustment in options pursuant to this Section 7 may be settled in cash or otherwise as the Board of Directors shall determine. Notice of any adjustment shall be given by the Corporation to each holder of an option that shall have been so adjusted and such adjustment (whether or not such notice is given) shall be effective and binding for all purposes of this Plan.

         8. Securities Act Requirements. No option granted pursuant to this Plan shall be exercisable in whole or in part, and the Corporation shall not be obligated to sell any shares of Common Stock subject to any such option, if such exercise and sale would, in the opinion of counsel for the Corporation, violate the Securities Act of 1933 (or other Federal or State statutes having similar requirements), as in effect at that time. Each option shall be subject to the further requirement that, if at any time the Board of Directors shall determine in its discretion that the listing or qualification of the shares of Common Stock subject to such option under any securities exchange requirements or under any applicable law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the issue of shares thereunder, such option may not be exercised in whole or in part unless such listing, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board of Directors.

         9. Withholding. Appropriate provision (which may, in accordance with rules determined by the Stock Option Committee (or the Board of Directors in the case of options granted to Non-Employee Directors), include the election by the grantee to have the Corporation withhold from the Common Stock to be issued upon exercise of an option a number of shares having an aggregate fair market value that would satisfy the withholding amount due or to deliver to the Corporation shares of Common Stock already owned having such aggregate fair market value to satisfy the withholding amount) shall be made for all taxes required to be withheld from shares of Common Stock issued under this Plan under the applicable laws or other regulations of any governmental authority, whether federal, state or local, and domestic or foreign. To that end, the Corporation may at any time take such steps as it may deem necessary or appropriate (including sale or retention of shares) to provide for payment of such taxes.

         10. Administration and Amendment of Plan. The "Stock Option Committee" shall consist of all directors of the Corporation who are not eligible and have not, within one (1) year prior, been eligible for selection as a person to whom Incentive Stock Options may be granted pursuant to any plan of the Corporation or its subsidiaries. The Stock Option Committee (or the Board of Directors in the case of options granted to Non-Employee Directors) from time to time may adopt rules and regulations for carrying out this Plan. The interpretation and construction by the Stock Option Committee (or the Board of Directors in the case of options granted to Non-Employee Directors) of any provision of this Plan or any option granted pursuant hereto shall be final and conclusive. No member of the Stock Option Committee or the Board of Directors shall be liable for any action or determination made in good faith with respect to this Plan or any option granted pursuant thereto. The Board of Directors (but not the Stock Option Committee) may from time to time make such changes in and additions to this Plan as it may deem proper and in the best interests of the Corporation, without further action on the part of the shareholders of the Corporation except as required by law, regulation or by the rules of the principal trading market of the Corporation's Common Stock at that time; provided, however, that, unless the shareholders of the Corporation shall have first approved thereof: (i) except as provided in Section 7 hereof, the total number of shares of Common Stock subject to this Plan shall not be increased and the minimum purchase price shall not be changed; (ii) no option shall be exercisable more than ten (10) years after the date it is granted; and (iii) the expiration date of this Plan shall not be extended.

         The Board of Directors shall have the power, in the event of any disposition of substantially all of the assets of the Corporation, its dissolution or of any consolidation or merger of the Corporation with and into any other corporation, to amend all outstanding options to permit the exercise of all such options prior to the effectiveness of any such transaction and to terminate such options as of such effectiveness. If the Board of Directors shall exercise such power, all options then outstanding and subject to such requirement shall be deemed to have been amended to permit the exercise thereof in whole or in part by the grantee at any time or from time to time as determined by the Board of Directors prior to the effectiveness of such transaction and such options shall be deemed to terminate upon such effectiveness.

         11. Miscellaneous.

             (a) Separate Plan. This Plan is separate and independent from any other stock option plan or similar plan of the Corporation.

             (b) Option Agreements. Options granted hereunder shall be evidenced by option agreements ("Option Agreements") containing such terms and conditions as the Stock Option Committee (or the Board of Directors in the case of options granted to Non-Employee Directors) shall establish from time to time consistent with this Plan. Option Agreements need not be identical but each Option Agreement shall contain, without limitation, language including the substance of the following provisions:

             (i) Number of Shares and Exercise Price. Each Option Agreement shall state the number of shares to which it pertains and the exercise price therefor.

             (ii) Exercise of Options. Options may be exercised only in accordance with the terms of each Option Agreement which shall include the period of time during which the option may be exercised.

             (iii) Method of Exercise and Payment of Purchase Price. An option may be exercised, as to all or part of the shares covered by the option, by the grantee delivering to the Stock Option Committee (or the Board of Directors in the case of options granted to Non-Employee Directors): (A) a written notice identifying the option being exercised, stating the number of shares being purchased and enclosing payment to the Corporation of the purchase price for the number of shares being exercised; and (B) such items as the Corporation may reasonably request. If the option is being exercised by any person or persons other than the grantee, the written notice exercising the option shall be accompanied by appropriate proof of the right of such person or persons to exercise the option.

             (iv) Additional Terms and Conditions. The Stock Option Committee (or the Board of Directors in the case of options granted to Non-Employee Directors) may specify such additional terms and conditions as it deems appropriate.

             (c) Loans. Subject to the sole discretion of the Stock Option Committee (or the Board of Directors in the case of options granted to Non-Employee Directors), the Corporation may loan the grantee funds to finance the exercise of any option.

             (d) Governing Law. This Plan and the Option Agreements shall be interpreted and enforced in accordance with the laws of the State of Michigan.

         IN WITNESS WHEREOF, this Plan has been executed by the Corporation on the 5th day of February, 1999.

                                                     PRAB, INC.

                                                     By:  /s/ Gary A. Herder
                                                          ------------------
                                                          Gary A. Herder
                                                     Its: President

PROXY                                                             PRAB, INC.


         The shareholder whose signature appears hereon appoints John J. Wallace, Eric V. Brown, Jr. and Robert W. Klinge, or any one of them, proxies with full power of substitution, to vote all of the common stock of Prab, Inc., which the shareholder is entitled to vote at the Annual Meeting of Shareholders to be held at Holiday Inn-East, 3522 Sprinkle Road, Kalamazoo, Michigan, on March 25, 1999 at 10:00 A.M. (EST), and at any adjournment thereof, with all the powers the shareholder would possess if personally present, upon the proposals set forth below and in their discretion, upon any other business that may properly come before said meeting.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES AND FOR PROPOSAL 2 AND 3.

1.       Election of Directors        FOR all nominees (except ____________
                                      as noted below)

                                      WITHHOLD AUTHORITY __________
                                      to vote for all nominees


       Nominees: John J. Wallace, Gary A. Herder, Eric V. Brown, Jr.,
            John W. Garside, William G. Blunt and James H. Haas.

[INSTRUCTIONS: To withhold authority to vote for one or more individual nominees, line through or otherwise strike the name(s) of such nominee(s)].

 ............................................................................

2.       Approval of adoption of the Prab, Inc. 1999 Stock Option Plan.

         FOR ___           AGAINST ___             ABSTAIN ___

 ............................................................................

3.       Selection of Plante & Moran, LLP, as independent public accountants.

         FOR ___           AGAINST ___             ABSTAIN ___


                  (Continued and to be signed on other side)

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. IF NOT OTHERWISE SPECIFIED ABOVE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES AND FOR PROPOSALS 2 AND 3. The undersigned revokes all proxies heretofore given to vote at such meeting and all adjournments.

Dated: _________________
                                       --------------------------------------

                                       --------------------------------------
                                       Please Sign Here

(To assist our planning, please check here if you plan to personally attend the meeting _____ ). Please sign your name as it appears above. If executed by a corporation, a duly authorized officer should sign. Executors, administrators and trustees should so indicate when signing. If shares are held jointly, EACH holder should sign.